Exhibit 4.2
EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE
between
CARRIZO OIL & GAS, INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

4.375% Convertible Senior Notes due 2028

May 28, 2008

i

CARRIZO OIL & GAS, INC.
FIRST SUPPLEMENTAL INDENTURE
     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 28, 2008 (the “First Supplemental Indenture”), between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 28, 2008, providing for the issuance from time to time of one or more series of the Company’s Securities;
     WHEREAS, Sections 2.01 and 9.01(9) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;
     WHEREAS, Section 9.01(6) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;
     WHEREAS, Section 9.01(8) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided that such change or elimination does not adversely affect any outstanding Security of any series created prior to the execution of such supplemental indenture;
     WHEREAS, the Company desires to issue 4.375% Convertible Senior Notes due 2028 (the “Notes”), a new series of Securities the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;
     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to Notes in certain respects; and
     WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.
     NOW, THEREFORE:
     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE
THE NOTES
SECTION 101 Designation of Notes; Establishment of Form.
     There shall be a series of Securities designated “4.375% Convertible Senior Notes due 2028” of the Company (the “Notes”), the form of which shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.
     All of the Notes will initially be issued in permanent global form, substantially in the respective form set forth in Annex A (the “Global Securities”). Each Global Security shall represent such of the Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.
     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.
     The Company initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the Notes.
SECTION 102 Amount.
     The Notes may be issued in unlimited aggregate principal amount. The Trustee shall authenticate and deliver Notes for original issue in an aggregate Principal Amount of up to $373,750,000 upon Company Order without any further action by the Company. Upon Company Request, the Trustee shall authenticate and deliver additional Notes, provided that such additional Notes are fungible with the Notes then outstanding for U.S. Federal income taxation purposes.
SECTION 103 Interest.
     The Notes shall bear interest at the rate set forth under the caption “Interest” in the Notes. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest payment. Interest on the Notes shall accrue on the Notes from the date specified in the Notes. The Interest Payment Dates on which interest on the Notes shall be payable are June 1 and December 1, commencing on

December 1, 2008. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be May 15 or November 15, as the case may be, immediately preceding such Interest Payment Date.
SECTION 104 Denominations.
     The Notes shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.
SECTION 105 Place of Payment.
     The Place of Payment for the Notes and the place or places where the principal of and interest on the Notes shall be payable, the Notes may be surrendered for registration of transfer, the Notes may be surrendered for exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Notes is at the office or agency of the Trustee in Dallas, Texas; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) or by wire transfer of immediately available funds to the accounts in the United States specified by the Holder of such Notes.
SECTION 106 Redemption.
     There shall be no sinking fund for the retirement of the Notes.
     The Company, at its option, may redeem the Notes in accordance with the provisions of and at the Redemption Prices set forth under the captions “Optional Redemption” and “Notice of Redemption” in the Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Three.
     The last sentence of Section 3.02 of the Indenture, paragraph (8) of Section 3.04 of the Indenture and the clause “, unless the redemption of notice thereof is subject to one or more conditions as specified in the notice,” in Section 3.05 of the Indenture shall not apply to the Notes.
SECTION 107 Conversion.
     The Notes shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption “Conversion” in the Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Twelve.
SECTION 108 Maturity.
     The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be June 1, 2028.
SECTION 109 No Defeasance.
     Sections 8.01(a)(1)(B), 8.01(b) and 8.01(c) of the Indenture shall not apply to the Notes.

SECTION 110 Repurchase.
          (a) The Notes shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption “Repurchase by the Company at the Option of the Holder” in the Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Thirteen.
          (b) The Company, at the option of the Holders thereof, shall purchase the Notes at the Fundamental Change Purchase Price set forth under the caption “Purchase of Securities at Option of Holder Upon a Fundamental Change” in the Notes and in accordance with the provisions of the Indenture, including, without limitation, Sections 3.12 through 3.18. For the avoidance of doubt, such a purchase of the Notes shall not be deemed a redemption under the provisions of Sections 3.01 to 3.11 of the Indenture.
SECTION 111 Other Terms of Notes.
     Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the form of the Notes set forth in Annex A hereto and as provided in the Indenture.
ARTICLE TWO
AMENDMENTS TO THE INDENTURE
     The amendments contained herein shall apply to the Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes. These amendments shall be effective for so long as there remain any Notes Outstanding.
SECTION 201 Definitions.
     Section 1.01 of the Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:
     “Additional Interest” has the meaning specified in Section 6.01.
     “Additional Shares” has the meaning specified in Section 12.02.
     “Bid Solicitation Agent” means the Trustee or, if so appointed, a Company-appointed agent that performs calculations as set forth in the form of the Notes attached hereto as Annex A.
     “Capital Stock” or “capital stock” of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person’s equity interest (however designated) issued by that Person.
     “Common Stock” means any stock of any class of the Company (including, without limitation, the Company’s common stock of a par value of $0.01 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.
     “Company Notice” shall have the meaning specified in Section 13.02.
     “Conversion Agent” shall be the agent specified in Section 101.
     “Conversion Date” has the meaning specified in Section 12.03.
     “Conversion Obligation” has the meaning specified in Section 12.01.
     “Conversion Period” means (i) with respect to any Note submitted for conversion on or after (A) the 25th scheduled Trading Day prior to a Redemption Date fixed with respect to the Note or (B) the Stated Maturity of the Note, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd scheduled Trading Day prior to such Redemption Date or the Stated Maturity of the Note, as applicable, and (ii) in all other cases, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day after the Conversion Date.
     “Conversion Price” means $1,000 divided by the then applicable Conversion Rate.
     “Conversion Proceeds” has the meaning specified in Section 12.01.
     “Conversion Rate” means 9.9936, subject to adjustment pursuant to Sections 12.02 and 12.07 hereof.
     “Current Market Price” has the meaning specified in Section 12.07(f).
     “Daily Conversion Value Amount” means, for each VWAP Trading Day of the Conversion Period, the amount equal to 1/20th of the product of (a) the VWA Price on such VWAP Trading Day, and (b) the Conversion Rate in effect on such VWAP Trading Day. For purposes of the foregoing, the Daily Conversion Value Amount of Reference Property will be determined by reference to (i) in the case of Reference Property or part of Reference Property that is traded on a United States national securities exchange or automated quotation system, a market price equivalent to the Last Reported Sale Price of such security, (ii) in the case of any other property other than cash, the value thereof as determined in good faith by the Board of Directors and (iii) in the case of cash, 100% of the amount thereof.
     “Daily Settlement Amount” for each of the VWAP Trading Days of the relevant Conversion Period means the sum of:
     (A) an amount of cash equal to the lesser of (1) $50.00 and (2) the Daily Conversion Value Amount relating to such VWAP Trading Day, and
     (B) if such Daily Conversion Value Amount exceeds $50.00, the Daily Share Amount for such VWAP Trading Day.

     “Daily Share Amount” means, for any VWAP Trading Day, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value Amount and $50.00, divided by (B) the VWA Price of the Common Stock for such VWAP Trading Day.
     “Designated Institution” has the meaning specified in Section 12.03.
     “Effective Date” means the date on which a Fundamental Change occurs or becomes effective.
     “Expiration Date” has the meaning specified in Section 12.07(e).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
     “Ex-dividend Date” means (i) with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution, (ii) with respect to any subdivision or combination of shares of Common Stock, the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination thereof become effective, and (iii) with respect to any tender offer, the first date on which the shares of Common Stock trade regular way on such exchange or market after the Expiration Date of such offer.
     “Fundamental Change” has the meaning specified in Section 3.12.
     “Fundamental Change Purchase Date” has the meaning specified in Section 3.12.
     “Fundamental Change Purchase Notice” has the meaning specified in Section 3.12.
     “Fundamental Change Purchase Price” has the meaning specified in Section 3.12.
     “Last Reported Sale Price” on any date means the closing sale price per share of our Common Stock (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the Nasdaq Global Select Market or, if shares of Common Stock are not listed on the Nasdaq Global Select Market, as reported in composite transactions for the principal securities exchange on which the shares of Common Stock are traded or, if the shares of Common Stock are not traded on such an exchange, the market value of a share of Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The Last Reported Sale Price of other securities that constitute Reference Property and that are traded on a national securities exchange or an automated quotation system shall be determined in a manner substantially equivalent to the foregoing as determined in good faith by the Company.
     “Notes” has the meaning specified in Section 101.
     “Outstanding”, when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          (ii) Notes for whose payment, repurchase or redemption money or shares of Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
          (iii) Notes which have been cancelled pursuant to Section 2.13 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and
          (iv) Notes converted for cash and shares of Common Stock, if any, pursuant to Article Twelve;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     “Payment Default” has the meaning specified in Section 6.01.
     “Principal Amount” of a Note means the Principal Amount as set forth on the face of the Note.
     “Publicly Traded Debt Securities” has the meaning specified in Section 4.08.
     “Reference Property” has the meaning specified in Section 12.11.
     “Reorganization Event” has the meaning specified in Section 12.11.
     “Repurchase Date” has the meaning specified in Section 13.01.
     “Repurchase Notice” has the meaning specified in Section 13.01.
     “Repurchase Price” has the meaning specified in Section 13.01.

     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including Notes.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute.
     “Share Price” means the average of the Last Reported Sale Prices of the shares of Common Stock over a 10 Trading Day period ending on the Trading Day immediately preceding the Effective Date; provided, however, that if holders of shares of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Fundamental Change, then the Share Price will be the cash amount paid per share of Common Stock.
     “Spin-off” has the meaning specified in Section 12.07(c).
     “Spin-off Valuation Period” has the meaning specified in Section 12.07(c).
     “Termination of Trading” has the meaning specified in Section 3.12.
     “Trading Day” means a day during which trading in securities generally occurs on the Nasdaq Global Select Market or, if the shares of Common Stock are not listed on the Nasdaq Global Select Market, on the principal other national or regional securities exchange on which the shares of Common Stock are then listed or, if the shares of Common Stock are not listed on a national or regional securities exchange, on the principal other market on which the shares of Common Stock are then traded.
     “Trading Price” has the meaning specified in the form of the Notes attached hereto as Annex A.
     “Trading Price Condition” has the meaning specified in the form of the Notes attached hereto as Annex A.
     “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.
     “VWA Price” means, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, the per share volume-weighted average price of the shares of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page CRZO <equity> AQR (or any equivalent successor page, or, if no such page is available, any other equivalent publication) in respect of the period from the scheduled open of trading on the principal securities exchange or trading market for shares of the Common Stock to the scheduled close of trading on such exchange or market on such VWAP Trading Day or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     “VWAP Market Disruption Event” means (1) a failure by the principal securities exchange or trading market on which the shares of Common Stock are listed or admitted to trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any scheduled Trading Day for shares of Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or trading market or otherwise) in the shares of Common Stock or in any options contracts or futures contracts relating to the shares of Common Stock.
     “VWAP Trading Day” means a day during which (1) trading in shares of Common Stock generally occurs on the principal securities exchange or trading market on which the shares of Common Stock are listed or admitted for trading and (2) there is no VWAP Market Disruption Event. If the shares of Common Stock are not so listed or traded, then VWAP Trading Day means a Business Day.
SECTION 202 Mutilated, Destroyed, Lost and Stolen Securities.
     The Indenture shall be amended by replacing the second sentence of Section 2.09 with the following sentence:
     If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Fundamental Change pursuant to Article Three or purchased by the Company on a Repurchase Date pursuant to Article Thirteen, the Company in its discretion may, instead of issuing a new Security, pay such Security.
SECTION 203 Payment of Interest; Interest Rights Preserved.
     The Indenture shall be amended by inserting the following paragraph before the final paragraph in Section 2.14:
     In the case of any Note or portion thereof which is surrendered for conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note is registered at the close of business on such Regular Record Date. Notes so surrendered for conversion must be accompanied by a payment of an amount equal to the amount of such interest; provided, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Note, (3) if the Note is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Note, or (4) if the

Note is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Note which is converted, interest whose Stated Maturity is after the date of conversion of such Note shall not be payable.
SECTION 204 Limitation on Mergers and Consolidations.
     Section 5.01 shall be amended by inserting the following paragraph immediately following paragraph (1) therein and renumbering paragraphs (2) and (3) therein to (3) and (4) therein, respectively:
     (2) the Successor (if any) in the case of a consolidation or merger as to which the Company is a constituent party or a sale, transfer or disposition of all or substantially all the assets by the Company is organized under the laws of the United States of America or any State thereof (including the District of Columbia);
SECTION 205 Supplemental Indentures Without Consent of Holders.
     Section 9.01 of the Indenture shall be amended by inserting the following paragraph after paragraph (11):
     (12) to make provision with respect to the conversion rights, if any, of Holders of Notes pursuant to and in accordance with the requirements of Article Twelve hereof.
SECTION 206 Supplemental Indenture with Consent of Holder.
     The Indenture shall be amended by inserting “, or adversely affect the right to convert any Note as provided in Article Twelve, or reduce the amount payable upon redemption or repurchase of any Note (including the Fundamental Change Purchase Price of any Note)” at the end of Section 9.02(3).
SECTION 207 Maintenance of Office or Agency.
     The first paragraph of Section 4.02 of the Indenture is amended by changing the first paragraph thereof to read in its entirety as follows:
     The Company will maintain in each Place of Payment for the Notes an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the office of the Trustee at 1445 Ross Avenue, 2nd Floor, MAC T5303-02J, Dallas, Texas 75202. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
SECTION 208 Redemption.
     Article Three shall be amended by inserting the following Sections 3.12 through 3.18:
     Section 3.12 Purchase of Securities at Option of the Holder Upon Fundamental Change
     (a) If at any time that Notes remain Outstanding there shall occur a Fundamental Change, the Notes shall be purchased by the Company at the option of the Holders thereof as of a date selected by the Company that is not less than 20 Business Days and not more than 35 Business Days (or a longer period if required by applicable law) after the Company mails the written notice of the Fundamental Change referred to below (the “Fundamental Change Purchase Date”) at a purchase price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.12; provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the holder of record on such Regular Record Date and will not be included in the Fundamental Change Purchase Price.
     A “Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Issue Date:
     (i) any “person” or “group” (as such terms are defined below) (A) becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or (B) has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;
     (ii) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any person consolidates with, or merges with or into, the Company, or the Company completes a binding share exchange with another person;
     (iii) the shares of Common Stock or equivalent Capital Stock in respect of shares of Common Stock or equivalent Capital Stock into which the Notes are convertible pursuant to the provisions of Article Twelve are not listed for trading on the Nasdaq Global Select Market or the New York Stock Exchange, or any successor to any such market, that may exist from time to time, for a period of 20 consecutive Trading Days (a “Termination of Trading”); or
     (iv) the Company is liquidated or dissolved or holders of shares of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution.
     Notwithstanding the foregoing, a transaction described in clause (ii) above will not constitute a Fundamental Change (and a change in or acquisition of beneficial ownership or power to elect a majority of the Board of Directors, Termination of Trading or liquidation or dissolution, in each case arising out of such a transaction, will not constitute a Fundamental Change) if (A) the persons that beneficially own Voting Stock in the Company immediately prior to the relevant transaction beneficially own shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person or the parent entity thereof, (B) the shares of Common Stock or equivalent Capital Stock in respect of shares of Common Stock (in the event the Company is a surviving entity in the transaction) or of such successor or transferee person or parent entity thereof are listed for trading on the Nasdaq Global Select Market or the New York Stock Exchange, or any successor to any such market that may exist from time to time, immediately following such transaction, and (C) as a result of such transaction, the Notes are or become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the Notes, into such shares of Common Stock or equivalent capital stock of the Company or such successor or transferee person or parent entity thereof.
     Also, notwithstanding the foregoing, it will not constitute a Fundamental Change if at least 90% of the consideration for the shares of Common Stock (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of common stock or equivalent Capital Stock traded on the Nasdaq Global Select Market or the New York Stock Exchange, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the Fundamental Change, and as a result of such transaction or transactions the Notes become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the Notes, into such common stock or equivalent Capital Stock.
     For the purpose of the definition of “Fundamental Change”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on May 28, 2008, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”.

     (b) Within 15 Business Days after the occurrence of a Fundamental Change described in subsection (a)(ii) or (a)(iv) of Section 3.12 and, in the case of a Fundamental Change described in subsection (a)(i) or (a)(iii) of Section 3.12, no later than the later of (x) one Business Day following the Effective Date or (y) two Business Days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:
     (1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;
     (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.12 must be given;
     (3) the Fundamental Change Purchase Date;
     (4) the Fundamental Change Purchase Price;
     (5) briefly, the conversion rights of the Notes;
     (6) the name and address of each Paying Agent and Conversion Agent;
     (7) the Conversion Rate and any adjustments thereto (including the adjustment for any Additional Shares);
     (8) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article Twelve only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (9) the procedures that the Holder must follow to exercise rights under this Section 3.12;
     (10) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and
     (11) that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes.
     If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.
     (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.12 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Security and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date.
     The delivery of such Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.12, a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note pursuant to Sections 3.12 through 3.18 also apply to the purchase of such portion of such Note.
     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.13.
     A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.
     Section 3.13 Effect of Fundamental Change Purchase Notice
     Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.12(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.12(c) have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 3.12(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.
     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.
     Section 3.14 Deposit of Fundamental Change Purchase Price
     On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.14 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.
     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Purchase Date, such Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.
     Section 3.15 Securities Purchased In Part
     Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered that is not purchased.
     Section 3.16 Compliance With Securities Laws Upon Purchase of Securities
     In connection with any offer to purchase or purchase of Notes under Section 3.12, the Company shall (a) comply with Rule 13e-4 under the Exchange Act (or any successor to such Rule), if applicable, and (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act.
     Section 3.17 Repayment to the Company
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.14 exceeds the aggregate Fundamental Change Purchase Price together with interest, if any, thereon of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.
     Section 3.18 No Purchase on Fundamental Change if Event of Default
     There shall be no purchase of any Notes pursuant to this Article Three if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
SECTION 209 Possible Future Guarantee.
     Article Four is amended by adding the following section:
     Section 4.08. Obligation to Guarantee.
     If at any time the Company issues debt securities that are publicly traded (“Publicly Traded Debt Securities”), and any Subsidiary Guarantor provides a Guarantee with respect to such Publicly Traded Debt Securities, then the Company will cause such Subsidiary Guarantor to guarantee the Notes as provided in Article Ten. In addition to the circumstances under which a Guarantee may be released that are described in Article Ten, any such Guarantee may be released if such Subsidiary Guarantor no longer guarantees the Publicly

Traded Debt Securities (and, notwithstanding the provisions of Section 10.04(a) of the Indenture, such Guarantee may not be released until no other Securities issued under the Indenture are guaranteed by such Subsidiary Guarantor; provided, that the foregoing shall not restrict the release of a Guarantee of one or more series of Securities if the release of each such Guarantee occurs on a substantially simultaneous basis). For purposes of the foregoing, “publicly traded” includes securities that have been designated as eligible for trading in the PORTAL market in accordance with the applicable rules of the PORTAL market or issued and sold in a public offering registered under the Securities Act.
SECTION 210 Conversion, Repurchase.
     The Indenture is amended by adding the following Articles Twelve and Thirteen to the Indenture:
ARTICLE TWELVE
CONVERSION
     Section 12.01 Conversion Privilege
     The Notes shall be convertible in accordance with their terms and in accordance with this Article. The obligation of the Company to convert the Notes is referred to as the “Conversion Obligation.”
     A Holder of a Note may convert the Principal Amount of such Note (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of Notes converted, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts (such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time that one or more of the conditions set forth under the caption “Conversion” in the Notes are satisfied; provided, however, that the Company will pay cash in lieu of fractional             shares based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in Section 12.04.
     If an event requiring an adjustment pursuant to Section 12.07 hereof occurs during the Conversion Period, the Company will make proportional adjustments to the Daily Settlement Amount for each VWAP Trading Day during the portion of the Conversion Period preceding the effective date of the adjustment event.
     Notes shall be convertible only until the close of business on the Business Day prior to the Stated Maturity. In case a Note or portion thereof is called for redemption pursuant to Article Three, such conversion right shall terminate at the close of business on the Business Day immediately prior to the earlier of (a) June 1, 2028 and (b) the date on which such Note (or portion thereof) is redeemed (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.
     A Note in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Holder of Notes entitled to receive any shares of Common Stock upon conversion of Notes is not entitled to any rights of a Holder of shares of Common Stock until such Holder has converted its Notes to shares of Common Stock, and only to the extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article Twelve.
     Section 12.02 Conversion Rate
     (a) If the Effective Date (or anticipated Effective Date in the case of a transaction described in subsection (a)(ii) of Section 3.12) of a Fundamental Change occurs on or prior to June 1, 2013, and a Holder elects to convert Notes during the period commencing on such Effective Date (or during the period commencing 15 days prior to the anticipated Effective Date in the case of a transaction described in subsection (a)(ii) of Section 3.12) and ending on the later of (A) the day before the Fundamental Change Purchase Date with respect to such Fundamental Change and (B) 30 days following the Effective Date (but in any event prior to the close of business on the Business Day prior to the Stated Maturity), the Conversion Rate applicable to each $1,000 Principal Amount of Notes so converted shall be increased by an additional number of shares of the Common Stock (the “Additional Shares”) as specified in subsection (b) below; provided that, in the case of a transaction described in subsection (a)(ii) of Section 3.12, if a Holder converts its Notes prior to the anticipated Effective Date, and such Fundamental Change does not occur as anticipated, such Holder will not be entitled to an increased Conversion Rate as described in subsection (b) of this Section 12.02. The Company shall give written notice (the “Fundamental Change Notice”) to Holders and the Trustee of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date of a Fundamental Change described in subsection (a)(ii) or (a)(iv) of Section 3.12 and, in the case of a Fundamental Change described in subsection (a)(i) or (a)(iii) of Section 3.12, no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change. If a Fundamental Change does not occur as anticipated, the Company shall issue a press release and notify Holders who have elected to convert their Notes promptly after the Company determines not to increase the Conversion Rate, and each such Holder may elect to withdraw any election to convert by a written notice of withdrawal delivered to the Conversion

Agent within ten Business Days after the Company announces that the Fundamental Change will not occur as anticipated.
     (b) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Share Price; provided, however, that if the actual Share Price is between two Share Prices in the table or the relevant Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year; and provided further, however, that (1) if the Share Price is in excess of $190.00 per share, subject to adjustment as described in subsection (c) of this Section 12.02, no Additional Shares will be added to the Conversion Rate, and (2) if the Share Price is less than $67.84 per share, subject to adjustment as described in subsection (c) of this Section 12.02, no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the Conversion Rate exceed 14.7406 per $1,000 Principal Amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 12.07.
     (c) The Share Prices set forth in the first row of each table in Schedule A shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table in Schedule A hereto shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.07.
     Section 12.03 Conversion Procedure
     To convert a Note, a Holder must satisfy the requirements set forth under the caption “Conversion” in the Note. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Company shall deliver the Conversion Proceeds to the Holder through a Conversion Agent on the third Trading Day following the final VWAP Trading Day of the Conversion Period; provided, that if the Holder converts in connection with a Reorganization Event, the Company will deliver the Conversion Proceeds to the Holder through a Conversion Agent on the later to occur of (i) the third Trading Day immediately following the Effective Date of such event and (ii) the third Trading Day immediately following the last Trading Day of the Conversion Period; provided, further, that if the Reference Property consists entirely of cash or property other than publicly traded securities, the Company will deliver the Conversion Proceeds to the Holders through a Conversion Agent no later than the third Business Day after the determination of the value of the Conversion Proceeds, if such date occurs after the third Trading Day immediately following the Effective Date of such event. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name any shares of Common Stock are registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.
     No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article Twelve. On conversion of a Note, accrued interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Conversion Proceeds in exchange for the Note being converted pursuant to the provisions hereof.
     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in Principal Amount to the Principal Amount of the unconverted portion of the Note surrendered.
     Notes or portions thereof surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such Interest Payment Date shall (unless such Notes or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the Principal Amount of Notes or portions thereof being surrendered for conversion, and such interest payable on such Interest Payment Date shall be payable to the registered Holder notwithstanding the conversion of such Note; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Note, (3) if the Note is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Note, or (4) if the Note is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest

Payment Date. No other payments or adjustments for interest, or any dividends with respect to any shares of Common Stock, will be made upon conversion.
     When a Holder surrenders Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Notes, cash and the number of shares of Common Stock, if any, due upon conversion based upon the Conversion Rate in full satisfaction of the Conversion Obligation, as determined pursuant to Sections 12.01 and 12.02. If the Company makes an exchange election, it will, by the close of business on the Trading Day immediately preceding the start of the Conversion Period, notify the Holder surrendering the Notes for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion. If the Designated Institution accepts any such Notes, it will deliver the cash, and if any, the number of shares of Common Stock due upon conversion to the Conversion Agent, and the Conversion Agent will deliver such cash and shares of Common Stock to the converting Holder. Any Notes exchanged by the Designated Institution will remain Outstanding. If the Designated Institution does not accept the Notes for exchange or agrees to accept any Notes for exchange but does not timely deliver the related cash and shares of Common Stock, the Company will, as promptly as practical thereafter (but in any event, no later than the fourth Trading Day immediately following the last Trading Day of the relevant Conversion Period) deliver the cash and shares of Common Stock due upon conversion, based upon the Conversion Rate in full satisfaction of the Conversion Obligation, as determined pursuant to Sections 12.01 and 12.02, as if the Company had not made the election. The Company’s designation of a Designated Institution to which the Notes may be submitted for exchange does not require the Designated Institution to accept any Notes.
     Section 12.04 Fractional Shares
     The Company will not issue fractional shares of Common Stock upon conversion of Notes. In lieu thereof, the Company will pay an amount in cash based upon the VWA Price of the shares of Common Stock on the last VWAP Trading Day in the Conversion Period.
     Section 12.05 Taxes on Conversion
     If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
Section 12.06 Company to Provide Shares of Common Stock
     The Company shall, prior to the Issue Date, and from time to time as may be necessary, reserve a sufficient number shares of Common Stock to permit the delivery of shares of Common Stock upon conversion of all Notes. All shares of Common Stock delivered upon conversion of the Notes, if any, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     The Company will comply promptly with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.
     Section 12.07 Adjustment of Conversion Rate
     The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) make a distribution on its shares of Common Stock in shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iv) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0
where

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

OS0	=	the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-dividend Date

OS1	=	the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-dividend Date, assuming, for this purpose only, the completion of the event immediately prior to the Ex-dividend Date
     An adjustment made pursuant to this subsection (a) shall become effective immediately prior to the opening of business on the Ex-dividend Date.
     (b) In case the Company shall issue rights or warrants to all or substantially all holders of shares of Common Stock entitling them (for a period expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 12.07 on the Ex-dividend Date for the determination of shareholders entitled to receive such rights or warrants), the Conversion Rate in effect immediately prior thereto shall be adjusted based on the following formula:

CR1 = CR 0 ×     OS0 + X
OS0 + Y
     where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

OS0	=	the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-dividend Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of the shares of Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the Ex-dividend Date
     Any such adjustment made pursuant to this subsection (b) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately prior to the opening of business on the Ex-dividend Date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued.
     (c) In case the Company shall distribute to all or substantially all of the holders of Common Stock any shares of capital stock, evidences of indebtedness or other assets (but excluding any distribution in connection with any liquidation, dissolution or winding up and excluding all-cash distributions or any distributions of any shares of Common Stock, rights or warrants referred to in Sections 12.07(a) or 12.07(b)), then in each such case the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0     x              SP0
SP0 – FMV
     where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

SP0	=	the Current Market Price

FMV	=	the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the shares of capital stock, evidences of indebtedness or other assets distributed with respect to each outstanding share of Common Stock on the Ex-dividend Date for such distribution
     With respect to an adjustment pursuant to this subsection (c), where there has been a payment of a dividend or other distribution on the shares of Common Stock of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-off”), the Conversion Rate will be adjusted based on the following formula:
CR1 = CR0     x       FMV0 + MP0
MP0
          where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

FMV0	=	the average of the sale prices of the capital stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock over the 10 Trading Days commencing on and including the effective date of the Spin-off (the “Spin-off Valuation Period”); provided that, in the case of any VWAP Trading Days within a Conversion Period that fall within such ten Trading Day period, in respect of any such VWAP Trading Day, the Spin-Off Valuation Period shall be deemed to include only those Trading Days falling on or between the effective date of such Spin-off and such VWAP Trading Day.

MP0	=	the average of the Last Reported Sale Prices of shares of Common Stock over the Spin-off Valuation Period
     Any such adjustment made pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective immediately prior to the opening of business on the Ex-dividend Date.
     For the avoidance of doubt, the adjustment in this Section 12.07(c) does not apply to any distributions to the extent that the right to convert Notes has been changed into the right to convert into Reference Property pursuant to Section 12.11 in respect of such distribution.
     (d) In case the Company shall, by dividend or otherwise, at any time distribute to all or substantially all holders of its shares of Common Stock an all-cash distribution, excluding any distributions in connection with any liquidation, dissolution or winding up, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0     ×      SP0
SP0 - C
     where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

SP0	=	the Current Market Price

C	=	the amount in cash per share the Company distributes to holders of shares of Common Stock (and for which no other adjustment has been made)

Any such increase shall become effective immediately prior to the opening of business on the Ex-dividend Date.
     For the avoidance of doubt, the adjustment in this Section 12.07(d) does not apply to any distributions to the extent that the right to convert Notes has been changed into the right to convert into Reference Property pursuant to section 12.11 in respect of such distribution.
     (e) In case the Company or any of its Subsidiaries purchases all or any portion of the shares of Common Stock pursuant to a tender offer, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price on the Trading Day next succeeding the last date on which tenders may be made pursuant to such tender offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0     ×      FMV0 + (SP1 × OS1)
OS0 × SP1
     where,

CR0	=	the Conversion Rate in effect on the Expiration Date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV0	=	the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the aggregate value of all cash and/or any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date, excluding any shares accepted for purchase or exchange

SP1	=	the average of the Last Reported Sale Price of the shares of Common Stock over the 10 Trading Days beginning on the Trading Day after the Expiration Date
     Any such increase shall become effective immediately prior to the opening of business on the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to such tender offer, but the Company is prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 12.07(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 12.07(e).
     For purposes of this Section 12.07(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
     (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 12.07, the “Current Market Price” of the shares of Common Stock on any day means the average of the Last Reported Sale Price of the shares of Common Stock for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-dividend Date with respect to the issuance or distribution requiring such computation.
     (g) In any case in which this Section 12.07 shall require that an adjustment be made immediately prior to the opening of business on the Ex-dividend Date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.09) issuing to the Holder of any Note converted after such Ex-dividend Date any shares of Common Stock issuable upon such conversion over and above any shares of Common Stock issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any action in respect of which an adjustment to the Conversion Rate is required to be made immediately prior to the opening of business on the Ex-dividend Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such action had not occurred.
     Section 12.08 No Adjustment
     Notwithstanding anything herein to the contrary, no adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 12.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, the Company will make any carry forward adjustments not otherwise effected (A) upon conversion of the Notes, (B) upon required purchases of the Notes in connection with a Fundamental Change, (C) in connection with a call for redemption and (D) 25 scheduled Trading Days prior to the Stated Maturity of the Notes. No adjustment to the Conversion Rate will be made if it results in a Conversion Price that is less than the par value (if any) of the shares of Common Stock. No adjustment to the Conversion Rate will be made if the Holders of the Notes participate, as a result of holding the Notes, in any of the transactions described in subsection (a), (b), (c), (d) or (e) of Section 12.07 without conversion. All calculations under this Article Twelve shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.
     In the event that the Company implements a shareholder rights plan, upon conversion of the Notes, the Holders will receive, in addition to shares of Common Stock issuable upon such conversion, if any, the rights issued under such rights plan unless, prior to any conversion, the rights plan expires or terminates or the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all holders of shares of Common Stock, shares of the Company’s capital stock, evidences of debt or other assets as described in subsection (c) of Section 12.07, subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not otherwise constitute a distribution of securities for the purposes of Section 12.07(a), Section 12.07(b) or Section 12.07(c).
     Except as otherwise provided in this Article Twelve, no adjustment need be made for the issuance or acquisition of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or that carry the right to purchase any of the foregoing. Without limiting the generality of any other provision hereof, the Conversion Rate shall not be adjusted for:
(1) the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan;
(2) upon the issuance of shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(3) upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;
(4) for a change in the par value (or a change to no par value) of shares of Common Stock; or

(5) for accumulated and unpaid dividends.
     To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
     Section 12.09 Notice of Adjustment
     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.
     Section 12.10 Notice of Certain Transactions
     In the event that:
     (1) the Company takes any action which would require an adjustment in the Conversion Rate,
     (2) the Company takes any action that requires a supplemental indenture pursuant to Section 12.11, or
     (3) there is a dissolution or liquidation of the Company,
the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 12.10.
Section 12.11 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale on Conversion Privilege
     In the event that the Company is party to any of the following: (a) any recapitalization or reclassification (in each case, other than a change in par value, or from par value to no par value, or from no par value to par value, or a combination or subdivision of the Common Stock), consolidation, merger or combination, or binding share exchange; or (b) any sale or conveyance of all or substantially all of the property and assets of the Company (computed on a consolidated basis) to another Person in each case under clause (a) or (b) pursuant to which the shares of Common Stock would be converted into cash, securities or other property (each, a “Reorganization Event”), then from and after the effective time of any such Reorganization Event, the right to receive shares of Common Stock (or shares of other stock, other securities or other property or assets (including cash) or any combination thereof), if any, upon conversion of a Note with respect to the portion of the Daily Conversion Value Amount in excess of $50.00 will be changed into the right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof (in the same proportions) that a holder would have been entitled to receive (the “Reference Property”) in such Reorganization Event in respect of such shares of Common Stock, and the Daily Conversion Value Amounts and Daily Share Amounts will be determined based on the values and amounts, respectively, of one unit of Reference Property (a “unit” of Reference Property being the kind and amount (in the same proportions) of Reference Property that a holder of one share of Common Stock would receive in such Reorganization Event), and the Conversion Rate will relate to such units of Reference Property. The Company, or such successor, purchasing or transferee corporation, as the case may be, shall (if consideration is receivable by holders of the shares of Common Stock in such Reorganization Event), as a condition precedent to such Reorganization Event, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to receive such Reference Property. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article Twelve. If, in the case of any such Reorganization Event, the stock or other securities and property (including cash) receivable thereupon, if any, by a holder of shares of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.11 shall similarly apply to successive Reorganization Events.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 12.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Notes, if any, upon the conversion of their Notes after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of shares of Common Stock would have been entitled to in the case of any Reorganization Event that causes the shares of Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be (1) if the holders of a majority of the shares of Common Stock make an affirmative election, the forms and amount of consideration actually received with respect to a plurality of the shares of Common Stock held by holders of the shares of Common Stock who make an affirmative election or (2) if the holders of a majority of the shares of Common Stock do not make an affirmative election, the weighted average of the types and amount of consideration actually received by holders of shares of Common Stock. This Section 12.11 shall not affect the right of a Holder of Notes to convert its Notes in accordance with the provisions of Article Twelve hereof prior to the effective date of the applicable Reorganization Event.
     Section 12.12 Trustee’s Disclaimer
     The Trustee shall have no duty to determine when an adjustment under this Article Twelve should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article Twelve.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.11.
     Section 12.13 Voluntary Increase
     The Company from time to time may to the extent permitted by law and subject to the applicable rules of the Nasdaq Global Select Market or other exchange upon which the Common Stock is traded or quoted, increase the Conversion Rate by any amount for any period of time if the period is at least 20 days. In such event, the Company shall give at least 15 days’ notice of such increase.
     Section 12.14 Increase to Avoid or Diminish Income Tax
     The Company may make such increases in the Conversion Rate, in addition to those otherwise required by this Article Twelve, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of shares of Common Stock, the holders of the Notes or other rights to purchase shares of Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

ARTICLE THIRTEEN
REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER
     Section 13.01 General
     The Company may be required to repurchase Notes in accordance with their terms and in accordance with this Article.
     Notes shall be purchased by the Company as provided under the paragraph “Repurchase by the Company at the Option of the Holder” of the Notes on June 1, 2013, June 1, 2018, and June 1, 2023 (each, a “Repurchase Date”), at the repurchase price specified therein (the “Repurchase Price”), at the option of the Holder thereof, upon:
     (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Repurchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:
     (A) the certificate number of the Note which the Holder will deliver to be repurchased, provided, that if any of the Notes is in the form of a Global Security, then a beneficial owner of a Note shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security,
     (B) the portion of the Principal Amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,
     (C) that such Note shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the caption “Repurchase by the Company at the Option of the Holder” of the Note and in this Indenture, and
     (2) book-entry transfer or delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article Thirteen only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Article Thirteen, a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

     Any purchase by the Company contemplated pursuant to the provisions of this Article Thirteen shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Note.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 13.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.04.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Section 13.02 Notice of the Company
     No later than 20 Business Days prior to each Repurchase Date, the Company shall send a notice (a “Company Notice”) to holders of Notes of the repurchase right, which shall include a form of Repurchase Notice and which shall state, among other things:
     (A) the Repurchase Price and the Conversion Rate;
     (B) the name and address of the Paying Agent and the Conversion Agent;
     (C) that Notes as to which a Repurchase Notice has been given may be converted pursuant to Article Twelve hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (D) that Notes must be surrendered to the Paying Agent to collect payment;
     (E) that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note as described in (D);
     (F) the procedures the Holder must follow to exercise repurchase rights under this Article Thirteen and a brief description of those rights;
     (G) a brief description of the conversion rights of the Notes; and
     (H) the procedures for withdrawing a Repurchase Notice.
     At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.
     Section 13.03 Procedure upon Repurchase
     The Company shall deposit cash at the time and in the manner as provided in Section 13.05, sufficient to pay the aggregate Repurchase Price of all Notes to be purchased on the applicable Repurchase Date pursuant to this Article Thirteen.
     Section 13.04 Effect of Repurchase Notice
     Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder promptly following the later of (x) the Repurchase Date with respect to such Note (provided the conditions in Section 13.01 have been satisfied) and (y) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 13.01. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Twelve hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:
     (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or if any of the Notes is in the form of a Global Security, then a beneficial owner of a Note shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;
     (2) the Principal Amount of the Note with respect to which such notice of withdrawal is being submitted; and
     (3) the Principal Amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.
     There shall be no purchase of any Notes pursuant to this Article Thirteen if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to the Notes). The Paying Agent will promptly return to the respective

Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 13.05 Deposit of Repurchase Price
     Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all of the Notes or portions thereof which are to be purchased as of the Repurchase Date. If the Trustee or the Paying Agent holds, in accordance with the terms hereof at 11:00 a.m. on the Business Day following the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 13.04, then, on and after such date, such Notes will cease to be outstanding and interest, if any, on such Notes will cease to accrue, whether or not such Notes are transferred by book entry or delivered to the Trustee or Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Notes, together with any necessary endorsement) and the repurchased Notes shall be cancelled.
     Section 13.06 Securities Repurchased in Part
     Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.
     Section 13.07 Compliance with Securities Laws Upon Purchase of Securities
     In connection with any offer to purchase or purchase of Notes under this Article Thirteen, the Company shall (i) comply with Rule 13e-4 under the Exchange Act (or any successor to such Rule), if applicable, and (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act.
     Section 13.08 Repayment to the Company

     The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent the aggregate amount of cash deposited by the Company pursuant to Section 13.05 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.
SECTION 211 Amendment to Events of Default.
     (a) Section 6.01 of the Indenture is amended to delete the existing paragraph (8) thereof and to add the following paragraphs immediately following paragraph (7) thereof with respect to the Notes:
     (8) the Company’s failure to deliver cash, or, if applicable, shares of Common Stock, upon conversion of a Note, and that failure continues for 10 days;
     (9) the Company’s failure to give notice to the Trustee and each Holder of the Notes of a Fundamental Change as provided in Section 12.02; or
     (10) the Company or any of its Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default (a) is caused by a failure to pay principal of, or premium or interest on such indebtedness prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $25,000,000 and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree.
     (b) Section 6.01 of the Indenture is amended by inserting the following paragraph after the final paragraph in Section 6.01:
     Notwithstanding anything herein or in the Notes to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes equal to 0.25% of the Principal Amount of the Notes (the “Additional Interest”). If the Company so elects, such Additional Interest will be effective with respect to all outstanding Notes on or before the date on which such Event of Default first occurs. On the 120th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 120th day), the Notes will be subject to acceleration as provided in this Section 6.01 and Section 6.02. The provisions of the Indenture described in this paragraph will not affect the rights of Holders of the Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in this Section 6.01 and Section 6.02.
SECTION 212 Calculations.
     Article Eleven is amended by adding the following section:
     Section 11.15. Calculations.
     Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Notes (including any determinations of the Last Reported Sale Price, the VWA Price, accrued interest and the Daily Settlement Amounts). The Company shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the written request of such Holder.
ARTICLE THREE
MISCELLANEOUS PROVISIONS
SECTION 301 Integral Part.
     This First Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 302 General Definitions.
     For all purposes of this First Supplemental Indenture:
          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

          (b) the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this First Supplemental Indenture.
SECTION 303 Adoption, Ratification and Confirmation.
     The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 304 Counterparts.
     This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
SECTION 305 Governing Law.
     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

ANNEX A
[FORM OF SECURITY]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]
4.375% CONVERTIBLE SENIOR NOTE DUE 2028
CARRIZO OIL & GAS, INC.

Maturity: June 1, 2028

Principal Amount: $	CUSIP: 144577 AA1

Registered: No. R-	ISIN: US144577AA15
     Carrizo Oil & Gas, Inc., a Texas corporation (herein called the “Company”, which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to [___], or registered assigns, the principal sum of [___] Dollars ($) on June 1, 2028 and to pay interest thereon in immediately available funds as specified on the other side of this Security. This Security is convertible as specified on the reverse of this Security.
     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York or Dallas, Texas in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts designated by the Holder of this Security.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

CARRIZO OIL & GAS, INC.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Date of Authentication:

[Reverse of Security]
CARRIZO OIL & GAS, INC.
4.375% CONVERTIBLE SENIOR NOTE DUE 2028
     This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture, dated as of May 28, 2008, as amended by the First Supplemental Indenture thereto dated as of May 28, 2008 (as so amended, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), or their respective predecessors, as applicable, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which is initially in the aggregate principal amount of $373,750,000. As used herein, the term “Securities” means the Company’s 4.375% Convertible Senior Notes due 2028.
     The Company may, without the consent of the existing holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities. Any additional Securities having such similar terms, together with the Securities, will constitute a single series of Securities under the Indenture.
Interest
     The rate at which this Security shall bear interest shall be 4.375% per annum. Interest on the Notes shall accrue from the date of issuance, or from the most recent date to which interest has been paid or provided for on the Notes. The Interest Payment Dates on which interest on this Security shall be payable are June 1 and December 1 of each year, commencing on December 1, 2008. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the May 15 or November 15, as the case may be, immediately preceding such Interest Payment Date. Interest will cease to accrue on this Security upon its maturity, conversion, purchase by the Company at the option of a holder or redemption.
Method of Payment
     Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.
Optional Redemption
     No sinking fund is provided for the Securities. On or after June 1, 2013, the Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a redemption price (the “Redemption Price”) equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Redemption Date. However, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Redemption Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Redemption Price.
     If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) at random, (ii) by lot or (iii) by any other method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.
Notice of Redemption
     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.
Purchase of Securities at Option of Holder Upon a Fundamental Change
     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date selected by the Company that is not less than 20 Business Days and not more than 35 Business Days (or a longer period if required by law) after the Company mails a notice of the Fundamental Change to the Holders, at a Fundamental Change Purchase Price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date. However, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Fundamental Change Purchase Price. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
Conversion
     A Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of Securities converted, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts (such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time during the periods described below; provided, however, that the Company will deliver cash in lieu of fractional shares (including, without limitation, by check or wire transfer) based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in the Indenture. The Securities may be surrendered for conversion during any period in which one of the following conditions is satisfied:
     (a) Conversion Based on Common Stock Price. During any calendar quarter commencing at any time after June 30, 2008, and only during such calendar quarter, if the Last Reported Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Conversion Price per share on the last day of such preceding calendar quarter. The Company will determine at the beginning of each calendar quarter commencing at any time after June 30, 2008 whether the Securities are convertible as a result of the price of the shares of Common Stock and shall promptly notify the Trustee and the Conversion Agent thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (a), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.
     (b) Conversion Based on Trading Price. Prior to the Stated Maturity of the Securities, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount of the Securities, as determined following a request by a Holder of the Securities in accordance with the procedures described below, was equal to or less than ninety-seven percent (97%) of the Conversion Value on each such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate Principal Amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of the Securities would be equal to or less than ninety-seven percent (97%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal Amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. The Company will thereupon, promptly after the Securities become convertible into cash and, if applicable, shares of Common Stock in accordance with this clause (b) and promptly after the Securities become no longer so convertible in accordance with this clause (b), give the Conversion Agent and the Trustee notice thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (b), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC. For purposes of this paragraph, the “Conversion Value” per $1,000 Principal Amount of Securities, on a given Trading Day, means the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.
     Except as described below, the “Trading Price,” as referred to in this subsection (b), of the Securities on any day means the average secondary market bid quotations per $1,000

Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used. If on a given day the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of the Securities on that day will be deemed to be less than 97% of the Conversion Value on that day.
     (c) Conversion Upon Occurrence of Specified Corporate Transactions.
     (i) If the Company elects to distribute to all or substantially all holders of shares of Common Stock (A) rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days of the record date for such distribution, shares of Common Stock at less than the average of the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, or (B) shares of capital stock, evidence of indebtedness or other assets (excluding dividends or distributions described in Sections 12.07(a) and 12.07(b) of the Indenture), which distribution has a per share value exceeding 15% of the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, then the Company must notify the Holders at least 25 scheduled Trading Days prior to the Ex-dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-dividend Date or the day on which any announcement by the Company that such distribution will not take place, even if the Securities are not otherwise convertible at that time. No adjustment to the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.
     (ii) If there shall occur a Fundamental Change then, at any time from or after the Effective Date of such Fundamental Change (or the date which is 15 days prior to the anticipated Effective Date of the transaction described in Section 3.12(a)(ii) of the Indenture) until the later of (a) the day before the Fundamental Change Purchase Date and (b) 30 days after the actual Effective Date of such Fundamental Change. The Company shall give notice to the Holders and the Trustee and the Conversion Agent of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date, unless such Fundamental Change is a Fundamental Change described in Section 3.12 (a)(i) or (a)(iii) of the Indenture, in which case the Company shall give such notice no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of the occurrence of such Fundamental Change following the Effective Date of such Fundamental Change.
     (iii) If the Company is party to a combination, merger, recapitalization or reclassification (in each case, other than a change in par value, or from par value to no par value, or from no par value to par value, or a combination or subdivision of the Common Stock), binding share exchange or similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the shares of Common Stock would be converted into cash, securities or other property that does not also constitute a Fundamental Change. In such event, a Holder will have the right to convert the Securities at any time beginning 15 days prior to the anticipated effective date of such transaction (as announced by the Company) and ending on the 30th scheduled Trading Day following the effective date of such transaction. The Company shall give written notice to the Holders and the Trustee of any such transaction as promptly as practicable following the date the Company publicly announces the transaction but in no event less than 15 days prior to the anticipated effective date of the transaction.
     (d) Conversion upon Notice of Redemption. If the Securities have been called for redemption, at any time after the Company issues a notice of redemption and prior to the close of business on the Business Day immediately preceding the Redemption Date.
     (e) Conversion During Quarter Prior to Stated Maturity. At any time on or after March 31, 2028 until the close of business on the Business Day immediately preceding the Stated Maturity.
     A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 9.9936, subject to adjustment in certain events described in the Indenture.
     Securities surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business of such Interest Payment Date must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Security, (3) if the Security is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Security, or (4) if the Security is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.
     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture.
     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.
Repurchase by the Company at the Option of the Holder
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on June 1, 2013, June 1, 2018 and June 1, 2023 (each, a “Repurchase Date”), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.
     The “Repurchase Price” shall be equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Repurchase Date. If the Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Repurchase Price.
     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof) on such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).
Transfer
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of the Securities, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for the Securities, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Amendment, Supplement and Waiver; Limitation on Suits
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the then outstanding Securities, to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     Subject to the right of the Holder of any Securities to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof) and to receive shares of Common Stock, if any, on conversion, no Holder of the Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (2) the Holders of not less than 25% in principal amount of the then Outstanding Securities shall have made written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities;

it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to prejudice the rights of any other of such Holders, or to obtain preference or priority over any other of such Holders.
Successor Corporation
     When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.
Defaults and Remedies
     If an Event of Default with respect to Securities shall occur and be continuing, all unpaid Principal Amount plus accrued and unpaid interest through the acceleration date of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
No Recourse Against Others
     No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Indenture to Control; Governing Law
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Definitions
     All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CONVERSION NOTICE
To convert this Security into cash and, if applicable, Common Stock of the Company in accordance
with the Indenture, check the following box: [   ]
To convert only part of this Security, state the Principal Amount to be converted
(must be $1,000 or a multiple of $1,000): $                    .
If you want the shares registered in another person’s name, fill in the Assignment Form on the next page.

ASSIGNMENT FORM
     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax ID. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Dated:
Your Name:

(Print your name exactly as it appears on the face of this Security)
Your Signature:

(Sign exactly as your name appears on the face of this Security)
SIGNATURE GUARANTEE*:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 3.12 or 13.01 of the Indenture, check the following box: ☐
     If you want to have only part of this Security purchased by the Company pursuant to Section 3.12 or 13.01 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $
Your Signature:                                                             Date:                      (Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE A
4.375% SENIOR CONVERTIBLE NOTE DUE 2028
Share Price
Effective Date

	$67.84	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$130.00	$135.00	$140.00	$145.00	$150.00	$160.00	$170.00	$180.00	$190.00

5/28/2008	4.7470	4.4876	3.9626	3.5249	3.1567	2.8446	2.5781	2.3490	2.1508	1.9783	1.8274	1.6947	1.5774	1.4731	1.3801	1.2968	1.2218	1.1541	1.0369	0.9392	0.8568	0.7865
6/1/2009	4.7470	4.3892	3.8300	3.3667	2.9797	2.6544	2.3790	2.1445	1.9436	1.7706	1.6207	1.4902	1.3761	1.2758	1.1872	1.1086	1.0387	0.9761	0.8692	0.7818	0.7092	0.6481
6/1/2010	4.7470	4.3650	3.6808	3.1815	2.7681	2.4239	2.1359	1.8935	1.6887	1.5148	1.3663	1.2391	1.1295	1.0347	0.9523	0.8804	0.8173	0.7618	0.6690	0.5953	0.5356	0.4865
6/1/2011	4.7470	4.3407	3.5095	2.9566	2.5031	2.1302	1.8230	1.5692	1.3590	1.1845	1.0391	0.9177	0.8160	0.7304	0.6581	0.5968	0.5446	0.4999	0.4283	0.3743	0.3327	0.2999
6/1/2012	4.7470	4.3164	3.4246	2.6590	2.1348	1.7111	1.3707	1.0988	0.8829	0.7123	0.5779	0.4724	0.3897	0.3252	0.2746	0.2350	0.2040	0.1796	0.1449	0.1225	0.1074	0.0968
6/1/2013	4.7470	4.2921	3.3397	2.5064	1.7711	1.1175	0.5327	0.0064	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Schedule A-1